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                                                                     Exhibit 5.1

                                March 16, 1999




Careside, Inc.
6100 Bristol Boulevard
Culver City, CA 90230

          Re:  Registration Statement on Form S-1 (Registration No. 333-69207)
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Careside, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 2,800,000 shares (the "Primary Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and up to an additional 420,000 shares of Common Stock (the "Additional Shares" and, togetherwith the Primary Shares, the "Shares") subject to an option which may be exercised by the underwriters of the Offering to cover over-allotments.

          The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on December 18, 1999, Amendment No. 1 thereto filed on February 1, 1999 and Amendment No. 2 thereto filed on February 10, 1999 and Amendment No. 3 ("Amendment No. 3") thereto filed on February 18, 1999 (as so amended, the "Registration Statement"); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to Amendment No. 3 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, Fahnestock & Co., Inc., Wedbush Morgan Securities, Inc. and Southeast Research Partners, Inc. (the "Underwriters"); (iii) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as in effect on the date hereof; (iv) the forms of the Company's
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Careside, Inc.
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March 16, 1999


Certificate of Amendment of the Certificate of Incorporation, its Amended and Restated Certificate of Incorporation and its Amended and Restated By-Laws, each to become effective prior to the completion of the Offering; (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed (a) that prior to the completion of the Offering, both the form of Certificate of Amendment of the Certificate of Incorporation filed as Exhibit 3.1b to the Registration Statement and the form of Amended and Restated Certificate of Incorporation filed as
Exhibit 3.1c to the Registration Statement are filed with the Secretary of State of the State of Delaware and (b) the due execution and delivery of the certificates representing the Shares.

          We express no opinion as to the laws of any jurisdiction other than the State of Delaware, including the General Corporation Law of the State of Delaware and all other relevant Delaware statutes, and their underlying rules and regulations, and judicial and regulatory determinations and interpretations thereof.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors authorizes the price per share, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement and (iii) the Primary Shares and the Additional Shares, if any, are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares and the Additional Shares, if any, will be duly authorized, legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Experts" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.
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Careside, Inc.
Page 3
March 16, 1999


This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement.

                                   Very truly yours,

                                   /s/ Pepper Hamilton LLP
                                   Pepper Hamilton LLP